Pinkham & Pinkham, P.C.
                          Certified Public Accountants




                          Independent Auditor's Consent


We consent to the use in this Registration Statement of The Tirex Corporation of Form SB-2 of our report dated September 13, 2000, appearing in the Prospectus which is part of this Registration Statement, relating to the financial statements on The Tirex Corporation, which are contained in such Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                            /s/ Pinkham & Pinkham, P.C.

                                            Pinkham & Pinkham, P.C.

May 18, 2001
Cranford, New Jersey